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[LOGO] Peat Marwick LLP                                               EX-23.1


One Mellon Bank Center      Telephone 412 391 9710         Telefax 412 391 8963
Pittsburgh, PA 15219        Telex 7106642199 PMM & CO PGH



The Board of Directors
  of Mellon Bank Corporation:


We consent to incorporation by reference in Registration Statement Nos. 2-73272 (Form S-8), 2-98357 (Form S-8), 33-16658 (Form S-3), 33-21838 (Form S-8),
33-23635 (Form S-8), 33-29630 (Form S-3), 33-34430 (Form S-8), 33-41796 (Form
S-8), 33-48486 (Form S-3), 33-55226 (Form S-3), 33-61822 (Form S-3), 33-65824
(Form S-8), 33-65826 (Form S-8), 33-55059 (Form S-3), and 33-54671 (Form S-8),
of Mellon Bank Corporation of our report dated January 12, 1995, relating to the consolidated balance sheets of Mellon Bank Corporation and its subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Mellon Bank Corporation.


KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
March 14, 1995